Exhibit 10.8

TrueYou.Com Inc.
501 Merritt 7, 5thFloor
Norwalk; Connecticut 06851

May 4, 2007

Laurus Master Fund Ltd.
c/o M&C Corporate Services Limited
P.O. Box 309 GT
Ugland House
George Town
South Church Street
Grand Cayman, Cayman Islands

Gentlemen:

          Reference is made to that certain Amended and Restated Securities Purchase Agreement by and between Laurus Master Fund Ltd. (“Laurus”) and TrueYou.com Inc. (“TrueYou”), dated as of the date hereof (the “SPA”) and the Related Agreements (as such term is defined in the SPA). Concurrently therewith, we are issuing warrants (the “Warrants”) to purchase the Common Stock of TrueYou. Terms not otherwise defined herein shall have the meanings ascribed thereto in the SPA.

          No later than June 30, 2007, TrueYou shall cause its Certificate of Incorporation to be amended to increase the number of authorized shares of TrueYou Common Stock to such number as shall be sufficient to permit the exercise in full of the Warrants (such amount, the “Share Amount”) and shall thereupon reserve for issuance upon exercise of the Warrants, that number of authorized shares of TrueYou Common Stock which shall be required for such purpose. Notwithstanding the foregoing, in the event that TrueYou has responded to all comments by the Securities and Exchange Commission as contemplated by the SPA, and the Certificate of Incorporation has not been amended to so increase the authorized share amount by June 30, 2007, Laurus shall agree to extend such date to December 31, 2007. In the event that Laurus shall notify TrueYou at any time prior to the effective date of such amendment that it desires to exercise the Warrants prior to such effective date, TrueYou shall thereupon promptly issue to Laurus, in exchange for the Warrants, substitute warrants exercisable to purchase that number of shares of its Series E Convertible Preferred Stock that are, upon authorization of the Share Amount, immediately convertible into the number of shares of TrueYou Common Stock that would then have been issuable upon exercise of the Warrants in full if the Certificate of Incorporation of TrueYou had then provided for sufficient authorized shares of TrueYou Common Stock to satisfy such exercise, and otherwise containing substantially the same terms and provisions as the Warrants.

          Please confirm our agreements below.

Very truly yours,

TrueYou.Com Inc.

By:

Laurus Master Fund Ltd.

By: